              FLEXIBLE PREMIUM DEFERRED VARIABLE ANNUITY CONTRACT

THE COMPANY'S PROMISE

In consideration for the Purchase Payments and the attached  application,  First
Security  Benefit Life Insurance and Annuity Company of New York (the "Company")
will pay the benefits of this Contract according to its provisions.

LEGAL CONTRACT

PLEASE READ YOUR CONTRACT  CAREFULLLY.  It is a legal Contract between the Owner and the Company. The Contract's table of contents is on page 2.

FREE LOOK PERIOD-RIGHT TO CANCEL

IF FOR ANY REASON THE OWNER IS NOT SATISFIED WITH THIS  CONTRACT,  HE OR SHE MAY
RETURN IT TO THE  COMPANY  WITHIN 30 DAYS  FROM THE DATE OF  RECEIPT.  IT MAY BE
RETURNED BY DELIVERING OR MAILING IT TO THE COMPANY. IF RETURNED,  THIS CONTRACT
SHALL BE DEEMED VOID FROM THE  CONTRACT  DATE.  THE COMPANY  WILL REFUND (i) ANY
PURCHASE  PAYMENTS  MADE AND ALLOCATED TO THE FIXED  ACCOUNT;  AND (ii) SEPARATE
ACCOUNT  CONTRACT  VALUE AS OF THE DATE THE RETURNED  POLICY IS  POSTMARKED  FOR
RETURN TO THE COMPANY, INCREASED BY ANY FEES OR OTHER CHARGES PAID.

Signed for First Security Benefit Life Insurance and Annuity Company of New York
on the Contract Date.

            ROGER K. VIOLA                            HOWARD R. FRICKE
              Secretary                                 President

                      A BRIEF DESCRIPTION OF THIS CONTRACT

This is a FLEXIBLE PREMIUM DEFERRED VARIABLE ANNUITY CONTRACT.

*Purchase  Payments may be made until the earlier of the Annuity  Payout Date or termination of the Contract.
*A Death Benefit may be paid prior to the Annuity  Payout Date  according to the
 Contract provisions.
*Annuity  Payments begin on the Annuity  Payout Date using the method  specified in this Contract.
*The smallest  annual rate of investment  return that would have to be earned on the  assets of the  Separate  Account  so that the  dollar  amount of  Variable
 Annuity Payment will not decrease is 3 1/2%. A daily charge corresponding to an annual  charge of .55% is applied to the assets of the Separate  Account by the
 Company.  Please refer to the "Contract Value and Expense Provisions" beginning on page 10.

ALL PAYMENTS AND VALUES PROVIDED BY THIS CONTRACT,  WHEN BASED ON THE INVESTMENT
EXPERIENCE OF THE SEPARATE ACCOUNT, ARE VARIABLE AND MAY INCREASE OR DECREASE IN
ACCORDANCE WITH THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT.  THERE ARE NO
GUARANTEED  MINIMUM  PAYMENTS OR CASH VALUES.  (SEE "CONTRACT  VALUE AND EXPENSE
PROVISIONS" AND "ANNUITY PAYMENT PROVISIONS" FOR DETAILS.)

     FIRST SECURITY BENEFIT LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK
         70 West Red Oak Lane, 4th Floor, White Plains, New York 10604

Form FSB201 (R10-00)U                                                  BP 2010Q1

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                               TABLE OF CONTENTS
--------------------------------------------------------------------------------

                                                                      PAGE

CONTRACT SPECIFICATIONS ............................................... 3

DEFINITIONS ........................................................... 4-6

GENERAL PROVISIONS .................................................... 7, 8

CONTRACT VALUE AND EXPENSE PROVISIONS ................................. 10-12

WITHDRAWAL PROVISIONS ................................................. 12, 13

DEATH BENEFIT PROVISIONS .............................................. 14, 15
  Death Benefit ....................................................... 14
  Proof of Death ...................................................... 14
  Distribution Rules .................................................. 14, 15

ANNUITY PAYMENT PROVISIONS ............................................ 15-19

  Annuity Units ....................................................... 16, 17
  Net Investment Factor ............................................... 17
  Alternate Annuity Option Rates ...................................... 17
  Annuity Options ..................................................... 18, 19

ANNUITY TABLES ........................................................ 20

AMENDMENTS OR ENDORSEMENTS, IF ANY

                                       -2-                             BP 2010Q1

--------------------------------------------------------------------------------
                            CONTRACT SPECIFICATIONS
--------------------------------------------------------------------------------

OWNER NAME:                      CONTRACT NUMBER:

OWNER DATE OF BIRTH:             CONTRACT DATE:

JOINT OWNER NAME:                ISSUE DATE:

JOINT OWNER DATE OF BIRTH:       ANNUITY PAYOUT DATE:

ANNUITANT NAME:                  PLAN:

ANNUITANT DATE OF BIRTH:         ASSIGNMENT:

ANNUITANT GENDER:                SECONDARY BENEFICIARY
                                 NAME: See Application or subsequent change form
PRIMARY BENEFICIARY NAME:
--------------------------------------------------------------------------------

INITIAL PURCHASE PAYMENT ....................

MINIMUM SUBSEQUENT PURCHASE PAYMENTS ........  investment program

MINIMUM SYSTEMATIC WITHDRAWAL ...............  $100

MORTALITY AND EXPENSE RISK CHARGE ...........  .55% Annually

GUARANTEED RATE .............................  3%

ANNUITY OPTION ..............................

SUBACCOUNTS:

   New America Growth Subaccount                  Health Sciences Subaccount
   International Stock Subaccount                 Equity Index 500 Subaccount
   Mid-Cap Growth Subaccount                      Blue Chip Growth Subaccount
   Equity Income Subaccount
   Personal Strategy Balanced Subaccount
   Limited-Term Bond Subaccount
   Prime Reserve Subaccount

METHOD FOR DEDUCTIONS:

   Deductions  for any Premium  Taxes will be allocated  proportionately  to the
   Owner's Contract Value in the Subaccounts and the Fixed Account.

*  The Annuity  Payout Date and Annuity Option may be changed by the Owner prior to the Annuity  Payout Date.  See "Change of Annuity Payout Date" and "Change
   of Annuity Option."

FSB201 A (R10-00)                   -3-                                    SBL90

--------------------------------------------------------------------------------
DEFINTIONS
--------------------------------------------------------------------------------

ACCOUNT

An Account is one of the Subaccounts or the Fixed Account.

ACCUMULATION UNIT

The Accumulation  Unit is a unit of measure.  It is used to compute the Separate
Account  Contract  Value prior to the Annuity  Payout  Date.  It is also used to compute the Variable Annuity Payments for Annuity Options 5 through 7.

ANNUITANT

The  Annuitant  is the  person  named by the  Owner on  whose  life the  Annuity
Payments depend for Annuity Options 1 through 4. The Annuitant  receives Annuity
Payments under this Contract. Please see "Annuitant" provisions on page 9.

ANNUITY OPTION

An Annuity Option is a set of provisions  that form the basis for making Annuity
Payments. The Annuity Option is set prior to the Annuity Payout Date. Please see
"Annuity Options" on pages 18 and 19.

ANNUITY PAYOUT DATE

The Annuity  Payout Date is the date on which Annuity  Payments are scheduled to begin.  This date may be changed by the Owner.  The Annuity Payout date is shown on page 3. Please see "Annuity Payout Date" on page 15.

ANNUITY UNIT

The Annuity Unit is a unit of measure used to compute  Variable Annuity Payments for Annuity Options 1 through 4.

AUTOMATIC EXCHANGES

Automatic  Exchanges are Exchanges  among the Subaccounts and the Fixed Account.
Such exchanges are made  automatically on a periodic basis by the Company at the written request of the Owner.

COMPANY

The Company is First Security  Benefit Life Insurance and Annuity Company of New
York.

CONTRACT ANNIVERSARY

A Contract Anniversary is a 12-month anniversary of the Contract Date.

CONTRACT DATE

The Contract Date is the date the Contract begins. The Contract Date is shown on page 3.

CONTRACT YEAR

Contract Years are measured from the Contract Date.

CURRENT INTEREST

The Company may in its discretion pay Current Interest on the Fixed Account at a rate that exceeds the Guaranteed  Rate shown on page 3. The Company will declare the rate of Current Interest, if any, from time to time.

DESIGNATED BENEFICIARY

Upon the death of the Owner or Joint Owner,  the Designated  Beneficiary will be the first person on the following list who is alive on the date of death:

   1.  Owner;
   2.  Joint Owner;
   3.  Primary Beneficiary;
   4.  Secondary Beneficiary;
   5.  Annuitant; and
   6.  the Owner's estate if no one listed above is alive.

FSB201 B (R10-00)                    -4-                             55-02010-01
                                                                        BP2010A1

--------------------------------------------------------------------------------
DEFINITIONS (Continued)
--------------------------------------------------------------------------------

DESIGNATED BENEFICIARY (Cont'd)

The Designated Beneficiary receives a death benefit upon the death of the Owner.
Please see  "Ownership,  Annuitant,  and  Beneficiary  Provisions" on page 9 and
"Death Benefit Provisions" on pages 14 and 15.

FIXED ACCOUNT

The Fixed Account is part of the Company's general account.  The Company manages the general account and guarantees that it will credit interest on Fixed Account
Contract  Value at an annual rate at least equal to the  Guaranteed  Rate.  This
Rate is shown on page 3.

GUARANTEE PERIOD

Current  Interest,  if  declared,  is fixed  for  rolling  periods  of one year, referred to as Guarantee Periods. The Guarantee Period that applies to any Fixed
Account  Contract  Value:  (1)  starts on the date that such  Contract  Value is allocated to the Fixed Account  pursuant to: (a) a Purchase  Payment Received by the Company;  or (b) an Exchange to the Fixed Account;  and (2) ends on the last day of the same month in the year in which the Guarantee  Period  expires.  When any  Guarantee  Period  expires,  a new  Guarantee  Period  shall start for such
Contract Value on the date that follows such expiration  date. Such period shall end on the immediately  preceding date in the year in which the Guarantee Period expires.  For example,  Contract Value  exchanged to the Fixed Account on June 1 would have a Guarantee Period starting on that date and ending on June 30 of the following  year. A new Guarantee  Period for such Contract  Value would start on
July 1 of that year and end on June 30 of the following year.

HOME OFFICE

The  address  of the  Company's  Home  Office  is First  Security  Benefit  Life
Insurance  and  Annuity  Company of New York,  70 West Red Oak Lane,  4th Floor,
White Plains, New York 10604.

ISSUE DATE

The Issue Date is the date the Company uses to  determine  the date the Contract
becomes  incontestable.   The  Issue  Date  is  shown  on  page  3.  Please  see
"Incontestability" on page 7.

JOINT OWNER

The Joint Owner,  if any,  shares an undivided  interest in the entire  Contract with the Owner.  The Joint Owner,  if any, is named on page 3. Please see "Joint
Ownership" provisions on page 9.

NONNATURAL PERSON

Any group or entity that is not a living person, such as a trust or corporation.

OWNER

The Owner is the  person  who has all rights  under the  Contract.  The Owner is named on page 3. Please see "Ownership" provisions on page 9.

PREMIUM TAX

Any Premium Taxes levied by a state or other governmental entity will be charged against this Contract.  When Premium Tax is assessed after the Purchase  Payment is applied, it will be deducted as described on page 3.

PURCHASE PAYMENT

A Purchase Payment is money Received by the Company and applied to the Contract.

RECEIVED BY THE COMPANY

The phrase  "Received by the Company" means receipt by the Company in good order at its  Home  Office  at the  address  indicated  above  or such  other  address designated in writing by the Company.

                                                                     55-02010-01
                                   -5-                                 BP 2010A1

--------------------------------------------------------------------------------
DEFINITIONS (Continued)
--------------------------------------------------------------------------------

SEPARATE ACCOUNT

The T. Rowe Price  Variable  Annuity  Account  of First  Security  Benefit  Life
Insurance and Annuity Company of New York is a Separate Account  established and maintained by the Company under New York law. The Separate Account is registered with the Securities and Exchange  Commission under the Investment Company Act of
1940 as a Unit  Investment  Trust.  It was established by the Company to support variable annuity contracts.  The Company owns the assets of the Separate Account and  maintains  them apart from the assets of its general  account and its other separate accounts. The assets held in the Separate Account equal to the reserves and other Contract liabilities with respect to the Separate Account shall not be chargeable with liabilities arising out of any other business of the Company.

Income and realized and unrealized  gains and losses from assets in the Separate
Account are credited to, or charged against, the Separate Account without regard to the income,  gains or losses from the Company's  general account or its other separate  accounts.  The Separate Account is divided into  Subaccounts  shown on page 3. Income and realized and unrealized  gains and losses from assets in each
Subaccount are credited to, or charged against, the Subaccount without regard to income,  gains or losses in the other Subaccounts.  The Company has the right to transfer to its general  account any assets of the Separate  Account that are in excess of the  reserves  and other  Contract  liabilities  with  respect  to the
Separate  Account.  The value of the  assets  in the  Separate  Account  on each
Valuation Date are determined at the end of each Valuation Date.

SUBACCOUNT NET ASSET VALUE

The  Subaccount  Net  Asset  Value is equal to:  (1) the net asset  value of all shares of the underlying  mutual fund held by the Subaccount;  plus (2) any cash or other assets; less (3) all liabilities of the Subaccount.

SUBACCOUNTS

The  Separate  Account is divided  into  Subaccounts  which  invest in shares of open-end management investment  companies,  commonly known as mutual funds. Each
Subaccount  may invest its assets in a separate  class or series of a designated mutual  fund or  funds.  The  Subaccounts  are shown on page 3.  Subject  to the regulatory requirements then in force, the Company reserves the right to:

   1.  change or add designated mutual funds or other investment vehicles;
   2.  add, remove or combine Subaccounts;
   3.  add,  delete  or make  substitutions  for  securities  that  are  held or purchased by the Separate Account or any Subaccount;
   4.  operate the Separate Account as a management investment company;
   5.  combine the assets of the Separate  Account with other Separate  Accounts of the Company or an affiliate thereof;
   6.  restrict or eliminate  any voting rights of the Owner with respect to the
       Separate  Account  or other  persons  who have  voting  rights  as to the
       Separate Account; and
   7.  terminate and liquidate any Subaccount.

If any of these changes result in a material change to the Separate Account or a
Subaccount,  the Company  will notify the Owner of the change.  The Company will not change the  investment  policy of any  Subaccount  in any  material  respect without  complying  with  the  filing  and  other  procedures  of the  insurance regulators of the state of issue.

VALUATION DATE

A  Valuation  Date is each day the New York Stock  Exchange  and the Company are open for business.

VALUATION PERIOD

A Valuation  Period is the interval of time from one Valuation  Date to the next
Valuation Date.

FSB201 C (R10-00)U                                                   55-02010-09
                                   -6-                                 BP 201011

--------------------------------------------------------------------------------
GENERAL PROVISIONS
--------------------------------------------------------------------------------

THE CONTRACT

The entire Contract between the Owner and the Company consists of this Contract, the attached  Application,  and any  Amendments,  Endorsements  or Riders to the
Contract.  All statements made in the  Application  will, as ruled by a court of competent  jurisdiction,  be  deemed  representations  and not  warranties.  The
Company will use no statement made by or on behalf of the Owner or the Annuitant to void this Contract unless it is in the written Application. Any change in the
Contract  can be made only with the  written  consent of the  President,  a Vice
President, or the Secretary of the Company.

The Purchase  Payment(s) and the  Application  must be acceptable to the Company under its rules and practices. If they are not, the Company's liability shall be limited to a return of the Purchase Payment(s).

COMPLIANCE

The  Company  reserves  the right to make any change to the  provisions  of this
Contract  to comply  with or give the Owner the  benefit of any federal or state statute, rule or regulation.  This includes, but is not limited to, requirements for annuity  contracts under the Internal Revenue Code or the laws of any state.
The  Company  will  provide  the Owner  with a copy of any such  change and will obtain approval for such a change with the insurance regulatory officials of the state in which the Contract is delivered.

MISSTATEMENT OF AGE

If the age of the Annuitant has been misstated, payments shall be adjusted, when allowed by law,  to the amount  which would have been  provided  for the correct age.  Proof of the age of an  Annuitant  may be required at any time,  in a form suitable to the Company. If payments have already commenced and the misstatement has caused an  underpayment,  the full amount due with  interest at a rate of 3%
will be paid with the next scheduled payment.  If the misstatement has caused an overpayment,  the amount due with  interest  at the rate of 3% will be  deducted from one or more future payments.

EVIDENCE OF SURVIVAL

When any payments under this Contract depend on the payee being alive on a given date, proof that the payee is living may be required by the Company.  Such proof must be in a form accepted by the Company,  and may be required  prior to making the payments.

INCONTESTABILITY

This  Contract  will not be  contested  after it has been in force for two years from the Issue Date during the life of the Owner.

ASSIGNMENT

Please refer to page 3 to see if this  Contract  may be  assigned.  If it may be assigned,  no Assignment  under this Contract is binding unless  Received by the
Company in writing.  The Company  assumes no  responsibility  for the  validity, legality, or tax status of any Assignment. The Assignment will be subject to any payment  made or other  action  taken by the Company  before the  Assignment  is
Received by the  Company.  Once filed,  the rights of the Owner,  Annuitant  and
Beneficiary  are  subject  to the  Assignment.  Any claim is subject to proof of interest of the assignee.

                                                                     55-02010-09
                                   -7-                                 BP 201011

--------------------------------------------------------------------------------
GENERAL PROVISIONS (Continued)
--------------------------------------------------------------------------------

EXCHANGES

The Owner may Exchange  Contract  Value among the Fixed Account and  Subaccounts subject to the following.

Exchanges are not allowed within 30 days of the Annuity  Payout Date.  After the
Annuity  Payout  Date,  for Annuity  Options 1 through 4, the Owner may Exchange
Contract Value only among  Subaccounts.  The Company  reserves the right to: (1)
prohibit exchanges that would reduce an account to less than $500; (2) limit the number of Exchanges  allowed each  Contract  Year to six; and (3) subject to New
York Insurance  Department  approval,  waive the limit on Exchanges allowed each
Contract  Year.  Exchanges  must be at least  $500 or,  if less,  the  remaining balance in the Fixed Account or a Subaccount.

Contract  Value may be exchanged  from the Fixed  Account  only:  (1) during the calendar  month  in which  the  applicable  Guarantee  Period  expires;  and (2)
pursuant to an Automatic  Exchange.  Exchanges of Fixed Account  Contract  Value
will be made:  (1)  first  from  Fixed  Account  Contract  Value  for  which the
Guarantee  Period  expires  during the  calendar  month in which the Exchange is effected;  (2) then in the order that starts with Fixed Account  Contract  Value which has the longest amount of time before its Guarantee  Period  expires;  and
(3) ends with  that  which has the least  amount of time  before  its  Guarantee
Period expires.

The Company  will effect an  Exchange  to or from a  Subaccount  on the basis of
Accumulation Unit Value (or, when appropriate, Annuity Unit Value) determined at the end of the Valuation  Period in which the Exchange is effected.  The Company will effect an  Exchange  from the Fixed  Account on the basis of Fixed  Account
Contract  Value at the end of the  Valuation  Period  in which the  Exchange  is effected.

The Company  reserves the right to delay Exchanges from the Fixed Account for up to 6 months. The Company will inform you if there will be a delay.

CLAIMS OF CREDITORS

The Contract  Value and other  benefits  under this Contract are exempt from the claims of creditors of the Owner to the extent allowed by law.

NONFORFEITURE VALUES

The Death  Benefits,  Withdrawal  Values and Annuity Payout Values will at least equal the minimum required by law.

NON-PARTICIPATING

This Contract is not participating and will pay no dividend.

STATEMENTS

At least once each  Contract  Year the Owner will be sent a statement  including the current Contract Value and any other information  required by law. The Owner may send a written request for a statement at other  intervals.  The Company may charge a reasonable fee for such statements.

FSB201 D(R10-00)                    -8-                                BP 2010N1

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OWNERSHIP, ANNUITANT AND BENEFICIARY PROVISIONS
--------------------------------------------------------------------------------

OWNERSHIP

During the Owner's lifetime, all rights and privileges under the Contract may be exercised only by the Owner.  If the purchaser  names someone other than himself or herself as Owner,  the purchaser has no rights in the Contract.  No Owner may be older than age 85 on the Contract Date.

JOINT OWNERSHIP

If a Joint  Owner is named in the  application,  then the Owner and Joint  Owner share an undivided  interest in the entire Contract as joint tenants with rights of survivorship. When an Owner and Joint Owner have been named, the Company will honor only requests for changes and the exercise of other Ownership  rights made by both the Owner and Joint Owner.  When a Joint Owner is named,  all references to "Owner"  throughout  this Contract should be construed to mean both the Owner and Joint  Owner,  except for the final  sentence of the  "Annuitant"  provision below, the "Statements"  provision on page 8 and the "Death Benefit  Provisions"
on pages 14 and 15.

ANNUITANT

The  Annuitant is named on page 3. The Owner may change the  Annuitant  prior to the Annuity Payout Date. The request for this change must be made in writing and
Received by the Company at least 30 days prior to the Annuity  Payout  Date.  No
Annuitant may be named who is more than 85 years old on the Contract Date.  When the Annuitant  dies prior to the Annuity  Payout Date, the Owner must name a new
Annuitant within 30 days or, if sooner, by the Annuity Payout Date, except where the Owner is a Nonnatural  Person.  If a new  Annuitant is not named,  the Owner becomes the Annuitant.

PRIMARY AND SECONDARY BENEFICIARIES

The Primary  Beneficiary and any Secondary  Beneficiary are named on page 3. The
Owner may change any  Beneficiary  as described in  "Ownership  and  Beneficiary
Changes"  below.  If the  Primary  Beneficiary  dies  prior  to the  Owner,  the
Secondary Beneficiary becomes the Primary Beneficiary.  Unless the Owner directs otherwise,  when there are two or more Primary Beneficiaries,  they will receive equal shares.

OWNERSHIP AND BENEFICIARY CHANGES

Subject to the terms of any existing Assignment, the Owner may name a new Owner, a new Primary  Beneficiary  or a new  Secondary  Beneficiary.  Any new choice of
Owner,  Primary  Beneficiary  or  Secondary  Beneficiary  will  revoke any prior choice.  Any change must be made in writing and recorded at the Home Office. The change  will  become  effective  as of the date the  written  request is signed, whether  or not the Owner is living at the time the  change is  recorded.  A new choice of Primary  Beneficiary  or Secondary  Beneficiary  will not apply to any payment made or action taken by the Company  prior to the time it was  recorded.
The Company may require the Contract be returned so these changes may be made.

                                   -9-                                 BP 2010N1

--------------------------------------------------------------------------------
PURCHASE PAYMENT PROVISIONS
--------------------------------------------------------------------------------

FLEXIBLE PURCHASE PAYMENTS

The Contract becomes in force when the initial Purchase Payment is applied.  The
Owner is not required to continue  Purchase  Payments in the amount or frequency originally  planned.  The Owner may:  (1)  increase  or  decrease  the amount of
Purchase Payments; or (2) change the frequency of Purchase Payments. A change in frequency or amount of Purchase Payments does not require a written request.

PURCHASE PAYMENT LIMITATIONS

Total  Purchase  Payments to the  Contract  may not be greater  than  $1,000,000 without prior approval by the Company.  The Minimum Subsequent  Purchase Payment
amount is shown on page 3.

PURCHASE PAYMENT ALLOCATION

Purchase  Payments may be allocated among the Fixed Account and the Subaccounts.
The allocations may be a whole dollar amount or whole  percentage.  However,  no less than $25 per Purchase  Payment may be  allocated to any Account.  The Owner may change the allocations by written notice to the Company.

PLACE OF PAYMENT

All  Purchase  Payments  under  this  Contract  are to be paid  to the  Company.
Purchase  Payments after the first Purchase Payment are applied as of the end of the Valuation Period during which they are Received by the Company.

--------------------------------------------------------------------------------
CONTRACT VALUE AND EXPENSE PROVISIONS
--------------------------------------------------------------------------------

CONTRACT VALUE

On any  Valuation  Date,  the  Contract  Value is the sum of:  (1) the  Separate
Account  Contract Value;  and (2) the Fixed Account  Contract Value. At any time after the first  Contract Year and before the Annuity  Payout Date,  the Company reserves the right to pay to the Owner the Contract Value as a lump sum if it is below $2,000 and no Purchase Payments have been paid for three years.

FIXED ACCOUNT CONTRACT VALUE

On any Valuation  Date,  the Fixed Account  Contract Value is equal to the first
Purchase Payment allocated under the Contract to the Fixed Account:

   PLUS:

   1.  any other  Purchase  Payments  allocated  under the Contract to the Fixed
       Account;
   2.  any Exchanges from the Separate Account to the Fixed Account; and
   3.  any interest credited to the Fixed Account.

   LESS:

   1.  any Withdrawals deducted from the Fixed Account;
   2.  any Exchanges from the Fixed Account to the Separate Account;
   3.  any applicable Premium Taxes;
   4.  any Fixed  Account  Contract  Value  which is  applied  to any of Annuity
       Options 1 through 4; and
   5.  any Annuity Payments made under Annuity Options 5 through 7.

                                                                     55-02010-04
FSB201 E (R10-00)                    -10-                              BP 2010D1

--------------------------------------------------------------------------------
CONTRACT VALUE AND EXPENSE PROVISIONS (Continued)
--------------------------------------------------------------------------------

FIXED ACCOUNT INTEREST CREDITING

The Company will credit  interest on Fixed Account  Contract  Value at an annual rate at least equal to the  Guaranteed  Rate shown on page 3. Also,  the Company may in its sole  judgment  credit  Current  Interest  at a rate in excess of the
Guaranteed Rate. The rate of Current Interest, if declared, will be fixed during the Guarantee  Period.  Fixed Account  Contract Value will earn Current Interest during each Guarantee Period at the rate, if any, declared by the Company on the first day of the Guarantee Period.

The Company may credit Current  Interest on Contract Value that was allocated or exchanged  to the Fixed  Account  during  one  period at a  different  rate than amounts  allocated  or  exchanged  to  the  Fixed  Account  in  another  period.
Therefore,  at any time, portions of Fixed Account Contract Value may be earning
Current  Interest at  different  rates based upon the period  during  which such portions were allocated or exchanged to the Fixed Account.

SEPARATE ACCOUNT CONTRACT VALUE

On any Valuation  Date,  the Separate  Account  Contract Value is the sum of the
then current value of the  Accumulation  Units  allocated to each Subaccount for this Contract.

ACCUMULATION UNIT VALUE

The initial  Accumulation  Unit Value for each  Subaccount was set at $10. Other
Accumulation Unit Values are found on each Valuation Date by dividing (1) by (2)
where:

   1. is equal to:

   a.  the  Subaccount  Net Asset  Value  determined  at the end of the  current
       Valuation Period; plus
   b.  any dividends  declared by the Subaccount's  underlying  mutual fund that are not part of the Subaccount Net Asset Value; less
   c.  the accrued Mortality and Expense Risk Charge; and
   d.  any taxes for which the Company has reserved  which the Company  deems to have resulted from the operation of the Subaccount.

   2.  is the number of Accumulation Units at the start of the Valuation Period.

The  Accumulation  Unit Value may increase or decrease from one Valuation Period to the next.

DETERMINING ACCUMULATION UNITS

The number of Accumulation  Units allocated to a Subaccount  under this Contract is found by  dividing:  (1) the amount  allocated  to a  Subaccount;  by (2) the
Accumulation  Unit Value for the  Subaccount at the end of the Valuation  Period
during  which  the  amount  is  applied  under  the  Contract.   The  number  of
Accumulation  Units allocated to a Subaccount under the Contract will not change as a  result  of  investment  experience.  Events  that  change  the  number  of
Accumulation Units are:

   1.  Purchase Payments that are applied to the Subaccount;
   2.  Contract Value that is Exchanged into or out of the Subaccount
   3.  Withdrawals that are deducted from the Subaccount; and
   4.  Premium Taxes that are deducted from the Subaccount.

                                                                     55-02010-04
                                   -11-                                BP 2010D1

--------------------------------------------------------------------------------
CONTRACT VALUE AND EXPENSE PROVISIONS (Continued)
--------------------------------------------------------------------------------

MORTALITY AND EXPENSE RISK CHARGE

The Company will deduct the  Mortality  and Expense Risk Charge shown on page 3.
This charge will be computed and deducted from each Subaccount on each Valuation
Date. This charge is factored into the Accumulation Unit and Annuity Unit Values on each Valuation Date.

PREMIUM TAX EXPENSE

The  Company  reserves  the  right to  deduct  Premium  Tax when due or any time thereafter.  Any applicable Premium Taxes will be allocated as described on page
3.

MUTUAL FUND EXPENSES

Each  Subaccount  invests in shares of a mutual  fund.  The net asset  value per share of each underlying fund reflects the deduction of any investment  advisory and administration  fees and other expenses of the fund. These fees and expenses are not deducted from the assets of a Subaccount, but are paid by the underlying funds. The Owner indirectly bears a pro rata share of such fees and expenses. An underlying  fund's fees and expenses are not  specified or fixed under the terms of this Contract.

--------------------------------------------------------------------------------
WITHDRAWAL PROVISIONS
--------------------------------------------------------------------------------

WITHDRAWALS

A full  Withdrawal  of the  Contract  Value or partial  Withdrawal  of  Separate
Account  Contract  Value is allowed at any time.  Partial  Withdrawals  of Fixed
Account  Contract  Value are,  however,  restricted  as  described  below.  This provision is subject to any federal or state Withdrawal restrictions.

A partial  Withdrawal  of Fixed  Account  Contract  Value may be made only:  (1)
pursuant to Systematic  Withdrawals;  (2) during the calendar month in which the applicable Guarantee Period expires; and (3) once per Contract Year in an amount up to the greater of $5,000 or 10 percent of the Fixed Account Contract Value at the time of the partial Withdrawal.

Upon  the  Owner's  request  for a full  Withdrawal,  the  Company  will pay the
Withdrawal Value in a lump sum.

All Withdrawals must meet the following conditions.

   1.  The request for Withdrawal  must be Received by the Company in writing or under other methods allowed by the Company.
   2.  The Owner must apply:  (a) while this Contract is in force; and (b) prior to the Annuity Payout Date.
   3.  The amount  Withdrawn  must be at least  $500.00  except  for  Systematic
       Withdrawals, as discussed below, or when terminating the Contract.

A partial  Withdrawal  request  must state the  allocations  for  deducting  the
Withdrawal from each Account. If the Owner does not specify the allocation,  the
Company will contact the Owner for instructions. The Withdrawal will be effected as of the end of the Valuation Period in which such instructions are Received by the Company. Withdrawals of Fixed Account Contract Value will be made: (1) first from Fixed Account  Contract Value for which the Guarantee Period expires during the calendar  month in which the  Withdrawal is effected;  (2) then in the order that starts with Fixed Account  Contract  Value which has the longest  amount of time before its Guarantee  Period expires;  and (3) ends with that which has the least amount of time before its Guarantee Period expires.

                                                                     55-02010-05
FSB201 F (R10-00)                    -12-                              BP 2010E1

--------------------------------------------------------------------------------
WITHDRAWAL PROVISIONS (Continued)
--------------------------------------------------------------------------------

WITHDRAWAL VALUE

The Withdrawal  Value at any time will be: (1) the Contract Value;  less (2) any
Premium Taxes due or paid by the Company.

SYSTEMATIC WITHDRAWALS

Systematic Withdrawals are automatic periodic distributions from the Contract in substantially  equal amounts prior to the Annuity Payout Date. In order to start
Systematic Withdrawals,  the Owner must make the request in writing. The Minimum
Systematic  Withdrawal  is shown on page 3. The Owner  must  choose  the type of payment,  and its  frequency.  The  payment  type may be:  (1) a  percentage  of
Contract Value; (2) a specified dollar amount; (3) all earnings in the Contract;
or (4)  based  upon  the  life  expectancy  of the  Owner  or  the  Owner  and a
Beneficiary.  The payment  frequency  may be: (1) monthly;  (2)  quarterly;  (3)
semiannually;  or (4) annually. Systematic Withdrawals of Fixed Account Contract
Value  must  provide  for  payments  over a period of not less  than 36  months.
Systematic  Withdrawals  may be stopped by the Owner upon proper written request
Received by the Company at least 30 days in advance.  The Company  reserves  the right to stop, modify or suspend Systematic Withdrawals.

Withdrawals,  including systematic withdrawals,  may: (1) subject the Owner to a penalty tax if taken before age 59 1/2; and (2) may be  restricted or limited if made from an Individual Retirement Annuity qualified under Internal Revenue Code
(IRC) Section 408 or a Tax Sheltered Annuity qualified under IRC Section 403(b).

DATE OF REQUEST

The Company will effect a Withdrawal of Separate  Account  Contract Value on the
basis of Accumulation  Unit Value  determined at the end of the Valuation Period in which all the required information is Received by the Company.

PAYMENT OF WITHDRAWAL BENEFITS

The Company  reserves  the right to suspend an  Exchange  or delay  payment of a
Withdrawal from the Separate Account for any period:

   1.  when the New York Stock Exchange is closed; or

   2.  when trading on the New York Stock Exchange is restricted; or

   3.  when an emergency exists as a result of which: (a) disposal of securities held in the Separate Account is not reasonably practicable;  or (b) it is not reasonably practicable to fairly value the net assets of the Separate
       Account.

Rules and  regulations of the Securities and Exchange  Commission will govern as to whether the conditions set forth above exist.

The Company further reserves the right to delay payment of a Withdrawal from the
Fixed Account for up to six months as required by most states.  The Company will notify you if there will be a delay.

                                                                     55-02010-05
                                   -13-                                BP 2010E1

--------------------------------------------------------------------------------
DEATH BENEFIT PROVISIONS
--------------------------------------------------------------------------------

DEATH BENEFIT

If any Owner dies prior to the Annuity Payout Date, a Death Benefit will be paid to the Designated Beneficiary when due Proof of Death and instructions regarding payment are Received by the Company.  If an Owner is a Nonnatural  Person,  then the Death Benefit will be paid in the event of the death of the Annuitant or any
Joint Owner that is a natural person prior to the Annuity Payout Date.  Further, if an Owner is a Nonnatural  Person, the amount of the death benefit is based on the age of the  Annuitant  or any joint  Owner  that is a natural  person on the
Issue Date.

If the age of each Owner was 75 or younger on the Issue Date,  the Death Benefit will be the greatest of: (1) the sum of all Purchase Payments,  less any Premium
Taxes due or paid by the Company  and less the sum of all  partial  Withdrawals;
(2) the Contract Value on the date due Proof of Death and instructions regarding payment are Received by the Company,  less any Premium  Taxes due or paid by the
Company; or (3) the Stepped-Up Death Benefit below.

The Stepped-Up Death Benefit is:

   1.  the largest  Death  Benefit on any Contract  Anniversary  that is both an exact  multiple of five and occurs prior to the oldest Owner reaching age
       76; plus
   2.  any  Purchase  Payments  received  since the  applicable  fifth  Contract
       Anniversary; less
   3.  any reductions  caused by Withdrawals since the applicable fifth Contract
       Anniversary; less
   4.  any Premium Taxes due or paid by the Company.

If the age of any Owner on the Issue  Date was 76 or  older,  the Death  Benefit will be: (1) the Contract Value on the date due Proof of Death and  instructions regarding payment are Received by the Company; less (2) any Premium Taxes due or paid by the Company.

If a lump sum payment is requested,  the payment will be made in accordance with any laws and regulations that govern the payment of Death Benefits.

The value of the Death  Benefit is  determined as of the date that both Proof of
Death and  instructions  regarding  payment are  Received by the Company in good order.

PROOF OF DEATH

Any of the following will serve as Proof of Death:

   1.  certified copy of the death certificate;
   2.  certified  decree of a court of competent  jurisdiction as to the finding of death;
   3.  written statement by a medical doctor who attended the deceased Owner; or
   4.  any proof accepted by the Company.

DISTRIBUTION RULES

The entire Death  Benefit  with any interest  shall be paid within 5 years after the  death of any  Owner,  except  as  provided  below.  In the  event  that the
Designated  Beneficiary  elects an  Annuity  Option,  the length of time for the payment period may be longer than 5 years if: (1) the Designated  Beneficiary is a natural  person;  (2) the Death  Benefit is paid out under  Annuity  Options 1 through 7; (3)  payments are made over a period that does not exceed the life or life expectancy of the Designated  Beneficiary;  and (4) Annuity  Payments begin within one year of the death of the Owner. If the deceased Owner's spouse is the sole  Designated  Beneficiary,  the  spouse  shall  become the sole Owner of the
Contract.  He or she may  elect to:  (1) keep the  Contract  in force  until the sooner of the  spouse's  death or the Annuity  Payout  Date;  or (2) receive the
Death Benefit.

FSB201 G (R10-00)                   -14-                               BP 2010O1

--------------------------------------------------------------------------------
DEATH BENEFIT PROVISIONS (Continued)
--------------------------------------------------------------------------------

DISTRIBUTION RULES (cont'd)

If any Owner dies after the Annuity Payout Date,  Annuity Payments will continue to be paid at least as rapidly  as under the method of payment  being used as of the date of the Owner's death.

If the Owner is a  Nonnatural  Person,  the  distribution  rules set forth above apply in the event of the death of, or a change in, the Annuitant. This Contract is deemed to incorporate any provision of Section 72(s) of the Internal  Revenue
Code of 1986, as amended (the "Code"), or any successor provision. This Contract is also deemed to incorporate any other  provision of the code deemed  necessary by the Company,  in its sole  judgment,  to qualify this Contract as an annuity.
The application of the  distribution  rules will be made in accordance with Code section 72(s), or any successor provision,  as interpreted by the Company in its sole judgment.

The  foregoing  distribution  rules do not apply to a  Contract  which  is:  (1)
provided  under a plan described in Code section  401(a);  (2) described in Code section  403(b);  (3) an  individual  retirement  annuity or  provided  under an individual  retirement account or annuity; or (4) otherwise exempt from the Code section 72(s) distribution rules.

--------------------------------------------------------------------------------
ANNUITY PAYMENT PROVISIONS
--------------------------------------------------------------------------------

ANNUITY PAYOUT DATE

The Owner may choose the Annuity Payout Date at the time of  application.  If no
Annuity Payout Date is chosen, the Company will use the later of: (1) the oldest
Annuitant's  seventieth  birthday;  or (2) the fifth Contract  Anniversary.  The
Annuity Payout Date must be prior to the oldest Annuitant's ninetieth birthday.

The  Annuity  Payout  Date is the date  the  first  payment  will be made to the
Annuitant under any of the Annuity Options.

CHANGE OF ANNUITY PAYOUT DATE

The Owner may change the Annuity  Payout  Date. A request for the change must be made in writing. The written request must be Received by the Company at least 30 days  prior  to the new  Annuity  Payout  Date as well as 30 days  prior  to the previous Annuity Payout Date.

ANNUITY PAYOUT AMOUNT

The Annuity  Payout  Amount is applied to one of the Annuity  Options  listed on pages 18 and 19. The  Annuity Payout  Amount is: (1) the  Contract  Value on the
Annuity  Payout  Date;  less (2) any Premium  Taxes due or paid by the  Company.
Unless otherwise directed by the Owner, Annuity Payout Amount derived from Fixed
Account Contract Value will be applied to purchase a Fixed Annuity Option;  that derived  from  Separate  Account  Contract  Value will be applied to  purchase a
Variable Annuity Option.

                                   -15-                                BP 2010O1

--------------------------------------------------------------------------------
ANNUITY PAYMENT PROVISIONS (Continued)
--------------------------------------------------------------------------------

ANNUITY TABLES

The Annuity Tables show the guaranteed minimum amount of monthly Annuity Payment that  applies to the first  payment for  Variable  Annuity  Payments and to each payment for Fixed Annuity  Payments for each $1,000 of Annuity Payout Amount for each of  Annuity  Options 1 through 4. The amount of each  Annuity  Payment  for
Annuity  Options 1 through 4 will depend on the  Annuitant's  age on the Annuity
Payout  Date.  The Annuity  Tables  state  values for the exact ages shown.  The values will be interpolated  based on the  Annuitant's  exact age on the Annuity
Payout Date.  On request the Company will furnish the amount of monthly  Annuity
Payment per $1,000 applied for any ages not shown.

The Company  bases the Tables for  Annuity  Options 1 through 4 on: (1) the 1983
Table "A" Mortality Table projected for mortality improvement for 45 years using
Projection Scale G; and (2) an interest rate of 3 1/2% a year.

For Annuity  Options 5 through 7, age is not  considered.  Annuity  Payments for these options are computed without reference to the Annuity Tables.

ANNUITY PAYMENTS

The Annuity  Option is shown on page 3. The Owner may choose any form of Annuity
Option that is allowed by the Company. The Owner may choose an Annuity Option by written  request.  This request must be Received by the Company at least 30 days prior to the Annuity Payout Date. Several Annuity Options are listed on pages 18 and 19. No Annuity  Option can be  selected  that  requires  the Company to make periodic  payments of less than $20.00.  If no Annuity Option is chosen prior to the Annuity Payout Date, the Company will use the Life with 10-Year Fixed Period
Option.  Each  Annuity  Option  allows for  making  Annuity  Payments  annually, semiannually, quarterly or monthly.

CHANGE OF ANNUITY OPTION

Prior to the  Annuity  Payout  Date,  the Owner may  change the  Annuity  Option chosen.  The Owner must  request the change in  writing.  This  request  must be
Received by the Company at least 30 days prior to the Annuity Payout Date.

FIXED ANNUITY PAYMENTS

With respect to Fixed Annuity Payments,  the amounts shown on the Tables are the guaranteed minimum for each Annuity Payment for Annuity Options 1 through 4.

VARIABLE ANNUITY PAYMENTS

With respect to Variable Annuity  Payments,  the amounts shown on the Tables are the first  Annuity  Payment,  based on the assumed  interest  rate of 3 1/2% for
Annuity  Options 1 through 4. The amount of each Annuity Payment after the first for these  options  is  computed  by means of  Annuity  Units.  Neither  expense actually incurred (other than tax on investment return),  nor mortality actually experienced,  shall adversely affect the dollar amount of annuity income already commenced.

ANNUITY UNITS

The number of Annuity  Units is found by dividing the first  Annuity  Payment by the Annuity Unit Value for the selected  Subaccount on the Annuity  Payout Date.
The number of Annuity Units for the Subaccount then remains constant,  unless an
Exchange of Annuity Units is made. After the first Annuity  Payment,  the dollar amount of each  subsequent  Annuity  Payment  is equal to the  number of Annuity
Units times the  Annuity  Unit Value for the  Subaccount  on the due date of the
Annuity Payment.

FSB201 H (R10-00)                                                    55-02010-13
                                   -16-                                BP 201OM1

--------------------------------------------------------------------------------
ANNUITY PAYMENT PROVISIONS (Continued)
--------------------------------------------------------------------------------

ANNUITY UNITS (Cont'd)

The Annuity Unit Value for each  Subaccount was first set at $1.00.  The Annuity
Unit  Value for any  subsequent  Valuation  Date is equal to (a) times (b) times
(c), where:

   (a) is the Annuity Unit Value on the immediately preceding Valuation Date;
   (b) is the Net Investment Factor for the Valuation Date;
   (c) is a factor  used to adjust  for an assumed  interest  rate of 3 1/2% per year used to determine the Annuity Payment amounts.  The assumed interest rate is reflected in the Annuity Tables.

NET INVESTMENT FACTOR

The Net Investment  Factor for any Subaccount at the end of any Valuation Period
is found by dividing (1) by (2) and subtracting (3) from the result, where:

   1.  is equal to:

       a.  the  net  asset  value  per  share  of the  mutual  fund  held in the
           Subaccount, found at the end of the current Valuation Period; plus
       b.  the per share amount of any  dividend or capital  gain  distributions paid by the Subaccount's  underlying mutual fund that is not included in the net asset value per share; plus or minus
       c.  a per share charge or credit for any taxes  reserved  for,  which the
           Company deems to have resulted from the operation of the Subaccount.

   2.  is the net asset value per share of the  Subaccount's  underlying  mutual fund as found at the end of the prior Valuation Period.

   3.  is a factor  representing  the Mortality and Expense Risk Charge deducted from the Separate Account.

Underlying  mutual  funds may  declare  dividends  on a daily basis and pay such dividends  once a  month.  The Net  Investment  Factor  allows  for the  monthly reinvestment of these daily dividends.  As described above, the gains and losses from each  Subaccount  are credited or charged  against the  Subaccount  without regard to the gains or losses in the Company or other Subaccounts.

ALTERNATE ANNUITY OPTION RATES

The  Company  may,  at the time of  election  of an Annuity  Option,  offer more favorable rates in lieu of the guaranteed rates shown in the Annuity Tables.

                                                                     55-02010-13
                                   -17-                                BP 2010M1

--------------------------------------------------------------------------------
ANNUITY PAYMENT PROVISIONS (Continued)
--------------------------------------------------------------------------------

ANNUITY OPTIONS

OPTION 1

LIFE OPTION: This option provides payments for the life of the Annuitant.  Table
A shows some of the guaranteed rates for this option.

OPTION 2

LIFE WITH FIXED PERIOD OPTION: This option provides payments for the life of the
Annuitant. A fixed period of 5, 10, 15 or 20 years may be chosen.  Payments will be made to the end of this period even if the Annuitant dies prior to the end of the period.  If the Annuitant dies before  receiving all the payments during the fixed period, the remaining payments will be made to the Designated Beneficiary.
Table A shows some of the guaranteed rates for this option.

OPTION 3

LIFE WITH  INSTALLMENT OR UNIT REFUND OPTION:  This option provides  payment for the life of the  Annuitant,  with a period  certain  determined  by dividing the
Annuity  Payout  Amount by the amount of the first  payment.  A fixed  number of payments will be made even if the Annuitant  dies. If the Annuitant  dies before receiving the fixed number of payments,  any remaining  payments will be made to the Designated Beneficiary.  Table A shows some of the guaranteed rates for this option.

OPTION 4

JOINT AND LAST SURVIVOR  OPTION:  This option provides  payments for the life of the  Annuitant and Joint  Annuitant.  Payments will be made as long as either is living. Table B shows some of the guaranteed rates for this option.

OPTION 5

FIXED PERIOD OPTIONS:  This option provides payments for a fixed number of years between 5 and 20. If the Contract Value is held in the Fixed  Account,  then the amount of the payments  will vary as a result of the interest  rate (as adjusted periodically) credit on the Fixed Account. This rate is guaranteed to be no less than the  Guaranteed  Rate shown on page 3. If the Contract Value is held in the
Separate  Account,  then the amount of the payments will vary as a result of the investment  performance  of the  Subaccounts  chosen.  If all the Annuitants die before  receiving the fixed number of payments,  any remaining  payments will be made to the Designated Beneficiary.

OPTION 6

FIXED PAYMENT OPTION:  This option provides a fixed payment amount.  This amount is paid until the amount applied, including daily interest adjustments, is paid.
If the Contract Value is held in the Fixed Account,  then the number of payments will vary as a result of the interest rate (as adjusted  periodically)  credited on the Fixed Account.  This rate is guaranteed to be no less than the Guaranteed
Rate shown on page 3. If the  Contract  Value is held in the  Separate  Account, then the number of payments will vary as a result of the investment  performance of the Subaccounts  chosen.  If all the Annuitants die before  receiving all the payments, any remaining payments will be made to the Designated Beneficiary.

                                                                     55-02010-08
FSB 201 I (R10-00)                   -18-                              BP 2010H1

--------------------------------------------------------------------------------
ANNUITY PAYMENT PROVISIONS (Continued)
--------------------------------------------------------------------------------

ANNUITY OPTIONS (cont'd)

OPTION 7

AGE  RECALCULATION  OPTION:  This option  provides for  payments  based upon the
Annuitant's life expectancy, or the joint life expectancies of the Annuitant and
a  beneficiary,   at  the   Annuitant's   attained  age  (and  the   Annuitant's
beneficiary's  attained or adjusted age, if applicable)  each year. The payments are  computed by  reference  to  actuarial  tables  prescribed  by the  Treasury
Secretary.  Payments  are made until the amount  applied  is  exhausted.  If the
Contract  Value is held in the Fixed  Account,  then the number of payments will vary as a result of the interest rate (as adjusted periodically) credited on the
Fixed Account.  This rate is guaranteed to be not less than the Guaranteed  Rate shown on page 3. If the Contract Value is held in the Separate Account, then the number of payments will vary as a result of the  investment  performance  of the
Subaccounts  chosen.  If all the Annuitants  die before  receiving the remaining payments, such payments will be made to the Designated Beneficiary.

                                                                     55-02010-08
                                   -19-                                BP 2010H1

                                 ANNUITY TABLES
--------------------------------------------------------------------------------
                                     TABLE A
                            GUARANTEED MINIMUM AMOUNT
                             OF MONTHLY PAYMENT FOR
                               EACH $1,000 APPLIED

                               SINGLE LIFE ANNUITY
--------------------------------------------------------------------------------
       AGE                MONTHLY PAYMENTS CERTAIN             INSTALLMENT
    OF PAYEE      0         60       120      180       240      REFUND
--------------------------------------------------------------------------------
     UNISEX
       55        4.11     4.11      4.10     4.08      4.05       4.05
       56        4.17     4.17      4.16     4.14      4.10       4.10
       57        4.23     4.23      4.22     4.19      4.15       4.15
       58        4.30     4.29      4.28     4.25      4.21       4.21
       59        4.37     4.36      4.35     4.32      4.27       4.27
       60        4.44     4.44      4.42     4.38      4.33       4.34
       61        4.52     4.51      4.49     4.45      4.39       4.40
       62        4.60     4.59      4.57     4.52      4.45       4.47
       63        4.69     4.68      4.65     4.60      4.52       4.55
       64        4.78     4.77      4.74     4.68      4.58       4.63
       65        4.88     4.87      4.84     4.76      4.65       4.71
       66        4.99     4.98      4.93     4.85      4.72       4.80
       67        5.10     5.09      5.04     4.94      4.79       4.89
       68        5.23     5.21      5.15     5.04      4.86       4.99
       69        5.36     5.34      5.27     5.14      4.94       5.09
       70        5.50     5.48      5.39     5.24      5.01       5.20

Rates not shown will be provided  on request.  The  guaranteed  minimum  monthly payments shown apply to the initial payment for Variable Annuity Payments and to each payment for Fixed Annuity Payments.

--------------------------------------------------------------------------------
          JOINT & LAST                            AGE
        SURVIVOR ANNUITY
       TABLE B - MONTHLY
          INSTALLMENTS       AGE      55       60       62       65       70
--------------------------------------------------------------------------------
        Until last Death      55     3.77     3.87     3.90     3.95     4.00
          of Two Payees       60     3.87     4.01     4.06     4.13     4.24
          per $1,000 of       62     3.90     4.06     4.12     4.21     4.34
         benefit amount       65     3.95     4.13     4.21     4.32     4.49
                              70     4.00     4.24     4.34     4.49     4.75

Annual, semiannual, or quarterly payments can be determined from Table A or B by multiplying  the  monthly  payments  by  11.812854,  5.9572233,  and  2.9914201, respectively.

                                                                     55-02010-12
FSB201 J (R10-00)U                   -20-                               BP 2010L

                      A BRIEF DESCRIPTION OF THIS CONTRACT

This is a FLEXIBLE PREMIUM DEFERRED VARIABLE ANNUITY CONTRACT.

*Purchase  Payments may be made until the earlier of the Annuity  Payout Date or termination of the Contract.
*A Death Benefit may be paid prior to the Annuity  Payout Date  according to the
 Contract provisions.
*Annuity  Payments  begin  on the  Annuity  Payout  Date  using  the  method  as specified in this Contract.
*The smallest  annual rate of investment  return that would have to be earned on the  assets of the  Separate  Account  so that the  dollar  amount of  Variable
 Annuity  Payments will not decrease is 3 1/2%. A daily charge  corresponding to an annual  charge of .55% is applied to the assets of the  Separate  Account by the  Company.  Please  refer to the  "Contract  Value and  Expense  Provisions"
 beginning on page 10.

ALL PAYMENTS AND VALUES PROVIDED BY THIS CONTRACT,  WHEN BASED ON THE INVESTMENT
EXPERIENCE OF THE SEPARATE ACCOUNT, ARE VARIABLE AND MAY INCREASE OR DECREASE IN
ACCORDANCE WITH THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT.  THERE ARE NO
GUARANTEED  MINIMUM  PAYMENTS OR CASH VALUES.  (SEE "CONTRACT  VALUE AND EXPENSE
PROVISIONS" AND "ANNUITY PAYMENT PROVISIONS" FOR DETAILS.)

     FIRST SECURITY BENEFIT LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK
         70 West Red Oak Lane, 4th Floor, White Plains, New York 10604

                                                                       BP 2010Q4